Exhibit 99.1

KIPS BAY MEDICAL ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

MINNEAPOLIS, MN, January 23, 2014 – Kips Bay Medical, Inc. (NASDAQ:KIPS), a medical device company focused on manufacturing and commercializing its external saphenous vein support technology, the eSVS® Mesh, for use in coronary artery bypass grafting surgery, today announced its intention, subject to market and other conditions, to commence a public offering of its common stock. Kips Bay intends to use the net proceeds of this offering for working capital and general corporate purposes, including funding the process of seeking regulatory approval to market its eSVS Mesh in the United States and abroad, including continuing its human clinical trials.

Aegis Capital Corp. is acting as the sole book-running manager for the offering.

Kips Bay is offering the shares described above pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was previously filed with the Securities and Exchange Commission and that is effective. The securities may be offered only by means of a prospectus, including a related prospectus supplement. A preliminary prospectus supplement relating to the proposed offering will be filed with the Securities and Exchange Commission. Electronic copies of the preliminary prospectus supplement, when available, as well as the accompanying base prospectus, may be obtained by either contacting the representative of the underwriters (as set forth below) or by accessing the Securities and Exchange Commission’s website at https://www.sec.gov.

Aegis Capital Corp.
Prospectus Department
810 Seventh Avenue, 18th Floor
New York, New York 10019
Telephone: 212-813-1010
E-mail: prospectus@aegiscap.com

This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Kips Bay Medical, Inc., nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale is not permitted.

About Kips Bay Medical

Kips Bay Medical, Inc., headquartered in Minneapolis, Minnesota, is a medical device company focused on manufacturing and commercializing its external saphenous vein support technology, or eSVS Mesh for use in coronary artery bypass grafting surgery. The eSVS Mesh is designed to be fitted like a sleeve on the outside of saphenous vein grafts to strengthen SVGs used in coronary artery bypass graft surgery. By strengthening the SVG and preventing the damaging expansion of the vein graft, the company hopes to reduce or prevent the resulting injury which can lead to SVG failure and potentially costly and complicated re-interventions for patients undergoing CABG surgery. Additional information about Kips Bay Medical, Inc. can be found at www.KipsBayMedical.com.

Safe Harbor Regarding Forward-Looking Statements

Statements contained in this release that relate to future events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “intends,” “may,” “expects,” “believes,” “could,” “future,” other words of similar meaning or the use of future dates. Examples of forward-looking statements in this release include Kips Bay’s expectations regarding the offering and its anticipated use of net proceeds from the offering. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Kips Bay’s actual results to be materially different than those expressed in or implied by Kips Bay’s forward-looking statements. For Kips Bay, such uncertainties and risks include, among others, risks associated with the offering, the status of the eMESH I clinical feasibility trial, including enrollment, completion and the results; Kips Bay’s future operating results and financial performance; market size and market acceptance of its eSVS Mesh technology; the ability of Kips Bay and its distributors to commercialize and sell the eSVS Mesh in Europe; its ability to obtain coverage and reimbursement from third-party payors for its eSVS Mesh technology and the extent of such coverage; the development of its distribution and marketing capabilities; and its ability to attract and retain scientific, regulatory, and sales and marketing support personnel. More detailed information on these and other factors that could affect Kips Bay’s actual results are described in Kips Bay’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Kips Bay undertakes no obligation to update its forward-looking statements.

Contact:

Kips Bay Medical, Inc.

Manny Villafaña, Chairman and Chief Executive Officer, +1-763-235-3540

Email: Manny.Villafana@KipsBayMedical.com

or

Scott Kellen, Chief Operating Officer and Chief Financial Officer, +1-763-235-3540

Email:     Scott.Kellen@KipsBayMedical.com